Exhibit 99.1


PRESS RELEASE             Franklin Street Properties Corp.
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     401 Edgewater Place - Suite 200 - Wakefield, Massachusetts 01880-6210
                (781) 557-1300 - www.franklinstreetproperties.com

                                           Contact: Donna Brownell: 877-686-9496


                   FRANKLIN STREET PROPERTIES CORP. COMPLETES
                            SALE OF THREE PROPERTIES

Wakefield, MA--June 1, 2006--Franklin Street Properties Corp. ("FSP") (AMEX:
FSP) announced today that it has completed the sale of an apartment complex in Katy, Texas, an office property in Santa Clara, California and an office property in Fairfax, Virginia. Each of the properties was sold for a gain. The apartment complex in Katy, Texas contains approximately 228 residential units consisting of approximately 231,363 square feet, the office property in Santa Clara, California contains approximately 40,280 square feet and the office property in Fairfax, Virginia contains approximately 210,993 square feet. The sale of the three properties generated total sale proceeds of approximately $88 million and resulted in a net gain of approximately $28 million. FSP is currently reviewing several potential replacement properties and expects to redeploy substantially all of the proceeds from the sale of the three properties to the acquisition of one or more replacement properties.

George J. Carter, President and Chief Executive Officer of FSP, said the following: "The sale of these three properties is consistent with our strategic plan to make dispositions of properties for either 'property specific' and/or 'market driven' reasons and to reinvest the sale proceeds into other properties or investment opportunities that we believe have the potential for increased returns."

About Franklin Street Properties Corp.

Franklin Street Properties Corp. is a real estate investment trust based in Wakefield, Massachusetts, focused on achieving current income and long-term growth through investments in commercial properties. FSP operates in two business segments: real estate operations and investment banking/investment services. FSP owns an unleveraged portfolio of real estate. The majority of FSP's property portfolio is suburban office buildings. FSP's subsidiary, FSP Investments LLC (member, NASD and SIPC), is a real estate investment banking firm and a registered broker/dealer. The primary activity of the investment bank is the organization of single purpose entities that acquire, own and operate specific real estate properties. FSP Investments LLC raises all of the capital required to fully equitize those entities through private placement offerings. To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP's or management's intentions, beliefs, expectations, or predictions for the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation changes in economic conditions in the markets in which we own properties, changes in the demand by investors for investment in Sponsored REITs (as defined in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006), risks of a lessening of demand for the types of real estate owned by us, changes in government regulations, and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the "Risk Factors" set forth in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.